UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2010

PERKINS & MARIE CALLENDER'S INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-131004	62-1254388
(STATE OR OTHER JURISDICTION OF	(COMMISSION FILE	(IRS EMPLOYER
INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

6075 POPLAR AVENUE, SUITE 800
MEMPHIS, TENNESSEE 38119-4709
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 877-7375

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 31, 2010, Perkins & Marie Callender’s Inc. (the “Company”) announced the appointment of Richard K. Arras, age 58, as President and Chief Operating Officer of Perkins Restaurants & Bakeries (“Perkins”), effective as of April 19, 2010.  Mr. Arras formerly served as President and Chief Operating Officer of Perkins from 1988 to 1998.

From 2007 to 2009, Mr. Arras served as President and Chief Executive Officer of Boston Market Corporation.  Mr. Arras served as president and was a partner of WI-TENN Restaurants, LLC from 2004 to 2009.  Mr. Arras has been a principal of Arras Consulting, LLC since 2002.  From 2004 to 2007, Mr. Arras served as a director of the Knowfat Franchise Company.  Mr. Arras is a graduate of the United States Military Academy at West Point, and earned an MBA from Memphis State University.

The Company is currently negotiating an employment agreement with Mr. Arras, to be effective as of April 19, 2010, the terms of which have not yet been finalized.  The Company will file a Current Report on Form 8-K describing the material terms of such agreement if and when such agreement is consummated.

A copy of the press release announcing the appointment of Mr. Arras is attached as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1 - Press Release dated March 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                PERKINS & MARIE CALLENDER'S INC.

Date:   April 5, 2010                       By:  /s/ Fred T. Grant, Jr.
                                                                    ------------------------------------
                                                                    Fred T. Grant, Jr.
                                                                    Chief Financial Officer